UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 24, 2013

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60 Platteville, Colorado 80651
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a material definitive agreement

On April 19, 2013, Synergy Resources Corporation (the “Company”) entered into a drilling contract with Ensign United States Drilling, Inc. (“Ensign”) that provided for the drilling of four horizontal wells.  On July 24, 2013, the Company amended its agreement with Ensign.  The amended agreement provides that Ensign will drill an additional 21 wells for the Company.  The agreement, as amended, provides for the drilling of a total of 25 wells at a cost of approximately $1,100,000 per well.

It is expected that the 21 additional wells, all of which will be located in the Wattenberg Field, will be drilled over the next 12 months.

Item 9.01.      Financial Statements and Exhibits

      (d)        Exhibits

Number	Description

10.19	Amendment to Drilling Contract with Ensign United States Drilling, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY RESOURCES CORPORATION

Date: July 25, 2013	By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial and Accounting Officer